THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

SANGUINE CORPORATION

SENIOR CONVERTIBLE PROMISSORY NOTE

August 1, 2011

This Agreement (the "Agreement") is made and entered into as of August 1, 2011 (the "Effective Date"), by and between Sanguine Corporation a Nevada corporation ("Borrower"), with a business address of 110 Founders Mill Ct., Roswell, GA 30075 and Wharton Capital LLC, a Delaware limited liability company ("Creditor"), with a business address of 15021 Ventura Blvd. Suite 504, Sherman Oaks, CA 91403. Borrower and Creditor will be referred to throughout the Agreement as "Parties" collectively and "Party" singularly.

WHERAS, Creditor has loaned Borrower money on several prior occasions totaling $166,200.00, which were memorialized in other notes (“Prior Notes”) attached hereto and made a part hereof as Exhibit 1; and

WHEREAS, the parties feel it is in their mutual best interest to combine all Prior Notes into one note under the terms and conditions of this Agreement; and

NOW THEREFORE, FOR VALUE RECIEVED, Borrower, under the terms of the following Secured Convertible Promissory Note (the "Note") hereby unconditionally promises to pay to the order of Creditor, along with all interest that has been accrued and been outstanding, payable in the manner set forth below, on such funds to be advanced by the Creditor to Borrower from time to time.

1.

Principal Amount. $166,200.00

2.

Total Interest Amount.  $24,930.00

3.

Total Interest and Principal to be Paid.  $191,130.00

4.

Term. Eighteen (18) months.

5.

Security. The total interest in principal amount of the Note is secured by common stock of the Borrower at the lower price of either ten cents [($0.10) (one million nine hundred eleven thousand and three hundred shares (1,911,300)] or a price equal to that of the thirty day moving average of the bid and ask as posted on Yahoo finance or other such reporting medium.

6.

Interest. Simple interest shall accrue on the outstanding principal amount hereof from the date funds are advanced until payment in full is received by Creditor, which interest shall be equal to ten percent (10%) per annum. Notwithstanding anything herein to the contrary, in no event shall Borrower be obligated to pay interest in excess of the legal limit of the State of Nevada. In the event such interest is determined to have been paid, such excess shall be deemed to have been paid on the principal balance outstanding on the Note.

7.

Dilution Protection. In the event that Borrower issues additional shares either through the sale of equity or issuance of shares for services, Creditor will have the option but not the obligation, to purchase additional shares at the issuance price to protect their equity percentage of Borrower’s company. Creditor can exercise this option at any time during the term of the Note and up to six (6) months after this Agreement has expired.

8.

Repayment. A total of Six (6) Interest payments of $4,155.00 shall be due on a quarterly basis on the last day of each of Borrower’s fiscal quarter with the remainder of the principal amount and all accrued and unpaid Interest due and payable on the fifteenth (15th) of the month, eighteen (18) months from the effective date of the Note.

9.

Default. Borrower's failure to pay any of the amounts due whether principal, interest or other amounts due, pursuant to the terms and conditions of the Note shall constitute a Default. In the event of a Default, Borrower will have a thirty (30) day Cure Period (“Cure Period”) to repair any Default or to show proof to the contrary that they are in fact not in default of the Note. If Borrower fails to remedy the default or if Borrower fails to show proof that they are not in default within the Cure Period then, then Borrower, upon receiving written notice from Creditor, will surrender any rights or claims to the Security described in Section 5 above and will, within five (5) days, instruct their transfer agent to issue and distribute the shares according to the formula set forth in Section 5 to the Creditor.

10.

Voluntary Conversion. The unpaid balance of the Note, along with any accrued and unpaid or unconverted interest payments may be converted at any time or from time to time prior to the maturity date, at the sole option of the Creditor, into shares of common stock of Borrower at a the lower of twenty cents ($0.20) or a price equal to that of the thirty (30) day moving average of the bid and the ask as posted on Yahoo finance or other such reporting medium (the “Conversion Price”).

11.

Mechanics of Conversion.

(a)

In order to convert the Note into shares of common stock of Borrower, Creditor shall deliver a conversion notice to Borrower whereby Creditor agrees to forfeit its debt upon the issuance of the shares. If Creditor elects to convert part, but not all, of the outstanding principal amount and accrued unpaid interest, then together with a stock certificate evidencing the applicable number of shares of common stock, Borrower shall also issue a replacement Note to Creditor for the balance.

(b)

Borrower shall not be required to issue fractions of shares upon conversion. If any fraction of a share would, but for this provision, be issuable upon any conversion, in lieu of such fractional share, Holder shall, upon delivery of a certificate representing the shares into which this Note shall be converted, be paid in cash the dollar amount (rounded to the nearest whole cent) determined by multiplying such fraction by the Conversion Price.

(c)

Borrower shall reserve and at all times have reserved out of its authorized but unissued shares of common stock a sufficient number of shares to permit the conversion of the unpaid amount (including principal and accrued interest) of the Note. All shares of common stock that may be issued upon conversion of the Note shall be validly issued, fully paid and non-assessable.

12.

Adjustments. The Conversion Price and number of Conversion Shares issuable upon conversion of this Note are subject to adjustment:

(a)

If Borrower shall, cause a forward or reverse stock split then the Common Stock and Conversion Price shall be adjusted to reflect the stock split. Such adjustments shall be made successively whenever any such event occurs.

(b)

If any capital reorganization, reclassification of the capital stock of the Borrower occurs, however Borrower shall not affect any such consolidation, merger, sale, transfer or other disposition without prior written notice to Creditor.

13.

Change of Control of Borrower or Assets of Borrower. Borrower shall notify Creditor in writing thirty (30) days preceding (A) a consolidation or merger of Borrower; or (B) the sale, assignment, conveyance, transfer or other disposition of all or substantially all of Borrower’s assets.

14.

Registration Rights. Creditor is entitled to the benefit of certain registration rights with respect to the shares of common stock issuable upon conversion of the Note.

15.

Attorney’s Fees. In the event of Litigation to enforce any provisions of the Note and this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees.

16.

Jurisdiction. The Note and this Agreement shall be governed by the laws of the state of California. Each party hereby consents to the personal jurisdiction of the state and federal courts sitting in Los Angeles, California which courts shall be proper venue for any action hereunder.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NOTE OR THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT JMSHCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH PARTY HERTO HAS BEEN INDUCED TO ENTER INTO THE NOTE AND THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.

Dispute Resolution. All disputes, claim or controversies arising out of or in connection with the Note and this Agreement, shall exclusively be submitted to final and binding arbitration before a single arbitrator, in accordance with the then current American Arbitration Association.

The decision of the arbitrator shall be in writing and set forth the findings and conclusions upon which the decision is based.  The decision of the arbitrator shall be final and binding and may be enforced under the terms of the Federal Arbitration Act (9 U.S.C. Section 1 et. seq.).  Judgment upon the award may be entered, confirmed and enforced in any federal or state court of competent jurisdiction.

18.

Validity. If one or more provisions of the Note and this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from the Note and this Agreement and the balance of the Note and this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

19.

Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of the Note and this Agreement.

20.

Amendments and Waivers. Any term of the Note and this Agreement may be amended and the observance of any term of the Note and this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the both Parties.  No delay or omission to exercise any right, power, or remedy accruing to either Party upon any breach, default or noncompliance of the other Party under the Note and this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  All remedies, either under the Note and this Agreement, by law, or otherwise afforded to either Party, shall be cumulative and not alternative.

21.

Severability. If one or more provisions of the Note and this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from the Note and this Agreement and the balance of the Note and this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

22.

Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

23.

Further Assurances: From and after the date of the Note and this Agreement, upon the request of the Parties, each Party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and fully effectuate the intent and purposes of the Note and this Agreement.

24.

Entire Agreement: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the Convertible Debt, and contains all of the covenants and agreements between the Parties with respect to the convertible debt in any manner whatsoever. Each Party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding on either Party, except that any other written agreement dated and signed concurrent with or after this Agreement shall be valid as between the signing Parties thereto.

IN WHITNESS WHEREOF, the Parties have executed this Agreement on this 1st day of August, 2011.

Borrower

Lender

/s/ Frank Marra                                                     /s/ Gary Corderman                            .

Frank Marra

        Gary Corderman

President

        Managing Member

Sanguine Corporation

        Wharton Capital LLC, a

Nevada Corporation

         Delaware limited liability company

Wharton Capital

Sanguine Corporation

Board of Directors

110 Founders Mill Ct.

Roswell, Georgia 30075

August 1st, 2011

RE: Note to Sanguine Corporation

Subsequent to the original “Loan Agreement and Promissory Note” dated as of 1/3/11 which encompassed all monies Wharton Capital loaned to the Sanguine Corp up to 1/31/11 (Forty Five Thousand Seven Hundred Dollars ($45,700.00)), Wharton Capital loaned an additional One Hundred Twenty Thousand Five Hundred Dollars ($120,500) for a total loan of One Hundred Sixty Six Thousand Two Hundred Dollars ($166,200.00) a detailed accounting of which is provided below.

Date	Amount	Balance

07/07/2010	5,000.00	5,000.00
08/13/2010	5,000.00	10,000.00
08/16/2010	17,500.00	27,500.00
09/30/2010	-7,500.00	20,000.00
12/31/2010	700.00	20,700.00
01/03/2011	20,000.00	40,700.00
01/31/2011	5,000.00	45,700.00
03/24/2011	12,000.00	57,700.00
04/22/2011	15,000.00	72,700.00
05/02/2011	8,000.00	80,700.00
05/03/2011	2,000.00	82,700.00
05/24/2011	40,000.00	122,700.00
06/30/2011	8,500.00	131,200.00
07/07/2011	35,000.00	166,200.00

Total	166,200.00	166,200.00

Both parties hereto agree in principal to the loan amounts and dates above and intend to use these amounts as a foundation of a definitive Loan Agreement which will be hereafter negotiated and executed by the both parties.

Agreed to this 1st Day of August, 2011

/s/ Gary Corderman

/s/ Frank Marra

Gary Corderman                                                                                    Frank Marra

Managing Member

           President

Wharton Capital

                      Sanguine Corporation

WHARTON CAPITAL. 15030 VENTURA BLVD STE. 19504 SHERMAN OAKS, CA 91403 WWW.WHARTON-CAPITAL.COM